Exhibit 99.1

NEWS RELEASE

Contacts:
Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon - Media
214-494-3811
shelley.whiddon@alliancedata.com

 ALLIANCE DATA CLOSES $500 MILLION OF TERM ASSET-BACKED SECURITIES

DALLAS – February 21, 2013– Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that World Financial Network Credit Card Master Note Trust has issued $500 million of fixed-rate, term asset-backed securities. The asset-backed securities were issued as part of the securitization program for Alliance Data's private label credit card banking subsidiary, Comenity Bank (formerly known as World Financial Network Bank).

The securities consist of five classes of notes with an average life of 5 years. $375 million of the issuance was sold to investors at a fixed rate coupon of 1.61 percent. A subsidiary of Comenity Bank retained $125 million of the subordinated bonds. The Class A Notes, which comprise $375 million of the $500 million, were rated AAA by both S&P and Fitch. Barclays and RBC Capital Markets were the joint book runners for this offering. Co-managers for the offering included BofA Merrill Lynch, Credit Suisse, Deutsche Bank Securities, J.P. Morgan, RBS, and Wells Fargo Securities.

Robert Armiak, treasurer of Alliance Data, said, “With this recent transaction, we have now executed 11 separate debt financings over the last 12 months and continued to use this low interest rate environment to extend maturities and add liquidity. The fixed rate coupon of 1.61 percent is the lowest coupon ever achieved for any duration in Alliance Data’s 17 years of capital markets issuance. This transaction is consistent with our strategy of locking in longer-term fixed-rate funding at attractive levels in lieu of cheaper short-term funding as we seek to trade off near-term benefits in favor of building long-term visibility to our earnings.”

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com  or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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